Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-75238) of Prudential Financial, Inc. of our report dated June 25, 2003 relating to the financial statements of the PSI 401(k) Plan, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

New York, NY

June 26, 2003